AngioDynamics

Fiscal 2017 Fourth Quarter and Full-Year Earnings Presentation

July 18, 2017

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Safe Harbor and Non-GAAP Statement

Cautionary Notice Regarding Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2016 and its quarterly reports on Form 10-Q for the fiscal periods ended August 31, 2016, November 30, 2016 and February 28, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

Notice Regarding Non-GAAP Financial Measures

Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported net sales excluding a supply agreement; adjusted sales growth; adjusted EBITDAS (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted gross profit; and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

Trademarks

FY2017 Highlights

Company had record high adjusted EPS of $0.73 and Free Cash Flow of $52.7 million

Financial Performance

- Revenue of $349.6 million included a $2.6 million reserve related to recall and voluntary market withdrawal of Acculis
- Adjusted EPS of $0.73, up 22% compared to FY2016
- Generated $52.7 million in free cash flow, up 23% from FY2016
- Adjusted EBITDAS was up 16% compared to FY2016
- Liquidity of nearly $200 million going into fiscal year 2018 including $48.8 million of cash and investments
- Repurchased 870,000 common shares for $13.6 million

Peripheral Vascular	Vascular Access	Oncology/Surgery
Growth driven by increases in Angiographic Catheters	Continued growth in BioFlo midlines	FDA 510(k) clearance of Solero Microwave Tissue Ablation System Voluntary market withdrawal of Acculis Microwave Tissue Ablation System

Recent Developments

- Outlined portfolio management at April Investor Day with products segmented into "invest" and maintain" categories
- Introduced Global Business Unit Structure
- Announced lawsuit against C.R. Bard alleging violations to federal antitrust laws that are preventing competition in the marketplace and limiting patient access to superior technology

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FY2017 Q4 and Full-Year Results

$ in millions (except per share)	FY2017 Q4 Results	FY2016 Q4 Results	Change	FY2017 Full Year Results	FY2016 Full Year Results	Change
Revenue	**$86.9**	**$93.4**	**(7)%**	**$349.6**	**$353.9**	**(1)%**
- Peripheral Vascular	54.0	55.6	(3)%	208.6	205.6	1%
- Vascular Access	24.2	24.8	(2)%	96.4	99.4	(3)%
- Oncology/Surgery*	8.7	13.0	(33)%	44.6	48.9	(9)%
- United States*	70.8	75.6	(6)%	282.2	285.8	(1)%
- International*	16.1	17.8	(10)%	67.4	68.1	(1)%
Net Income	($10.9)	($43.1)		$7.0	($43.6)	
Adjusted Net Income	$6.8	$7.4		$27.0	$21.8	
GAAP Earnings Per Share	($0.30)	($1.19)		$0.19	($1.21)	
Non-GAAP Adjusted EPS	$0.19	$0.20		$0.73	$0.60	
Gross Margin	48.7%	44.5%		50.4%	49.3%	
Adjusted EBITDAS	$15.0	$14.2		$61.5	$53.1	
Free Cash Flow	$18.3	$18.1		$52.7	$42.9	
Cash and Cash Equivalents	$47.5	$32.3		$47.5	$32.3	
Debt	$97.5	$120.5		$97.5	$120.5	

* Reflects a $2.6 million reserve related to the market withdrawal of the Acculis Microwave Tissue Ablation System

Impact of Significant FY2017 Events

$ in millions	Revenue Impact	Earnings Impact
Acculis Recall and Market Withdrawal	**($2.6)**	**($4.5)**
- Reserve for in-market Acculis probes returned due to recall	($2.6)	($1.9)
- Inventory Reserve for Acculis probes and generators*		($2.6)
Asset/Liability Write-Offs*		**$10.9**
- Write off of investment in Embomedics		($2.0)
- Write off of the TILO/Firefly R&D project, offset by a gain on the Contingent Liability		($0.5)
- Gain on AngioVac (Vortex) Contingent Liability		$13.4
Medical Device Tax Refund for payments made in FY2015 and FY2016		**$1.8**
Operational Consolidation* Restructuring costs related to closure of two facilities and consolidation of manufacturing		**($1.3)**
Legal Reserves* Accrual related to previously disclosed DOJ subpoenas		**($10.5)**

* Excluded from FY2017 Adjusted EPS

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FY2018 Guidance

	FY2017 Actuals	FY2018 Guidance
Revenue	$349.6m	$352-$359m
Adjusted EPS	$0.73	$0.64-$0.68
Free Cash Flow	$52.7m	$35m+

FOCUS | EXECUTION | ACCOUNTABILITY

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GAAP to Non-GAAP Reconciliation

Reconciliation of GAAP to Non-GAAP Gross Profit, Net Income and EPS

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended		Twelve months ended	
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
	(unaudited)		(unaudited)	
Gross profit	$ 42,335	$ 41,527	$ 176,169	$ 174,316
Recall expenses included in cost of sales	2,645	-	2,861	(92)
Inventory charge included in cost of sales	-	5,940	-	5,940
Adjusted gross profit	$ 44,980	$ 47,467	$ 179,030	$ 180,164
Adjusted gross profit % of sales	51.8%	50.8%	51.2%	50.9%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Twelve months ended	
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
	(unaudited)		(unaudited)	
Net income (loss)	$ (10,913)	$ (43,075)	$ 7,008	$ (43,590)
Recall expenses included in cost of sales	2,645	-	2,861	(92)
Inventory charge included in cost of sales	-	5,940	-	5,940
Amortization of intangibles	4,410	4,608	17,296	17,964
Change in fair value of contingent consideration	125	318	(15,261)	948
Acquisition, restructuring and other items, net (1)	13,482	3,493	25,510	12,591
Tax effect of non-GAAP items (2)	(2,943)	36,100	(10,372)	28,062
Adjusted net income	$ 6,806	$ 7,384	$ 27,042	$ 21,823

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Twelve months ended	
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
	(unaudited)		(unaudited)	
Diluted earnings (loss) per share	$ (0.30)	$ (1.19)	$ 0.19	$ (1.21)
Recall expenses included in cost of sales	0.07	-	0.08	(0.00)
Inventory charge included in cost of sales	-	0.16	-	0.16
Amortization of intangibles	0.12	0.13	0.47	0.49
Change in fair value of contingent consideration	0.00	0.01	(0.41)	0.03
Acquisition, restructuring and other items, net (1)	0.37	0.10	0.69	0.35
Tax effect of non-GAAP items (2)	(0.07)	0.99	(0.29)	0.78
Adjusted diluted earnings per share	$ 0.19	$ 0.20	$ 0.73	$ 0.60
Adjusted diluted sharecount	36,655	36,391	36,969	36,372

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2) Represents the net tax effect of non-GAAP adjustments. Based on our historical non-GAAP earnings, our tax effect of non-GAAP items has been calculated assuming no valuation allowance on our deferred tax assets and an effective tax rate of 36%.

Reconciliation of Net Income to EBITDAS to Adjusted EBITDAS

	Three months ended		Twelve months ended	
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
	(unaudited)		(unaudited)	
Net income (loss)	$ (10,913)	$ (43,075)	$ 7,008	$(43,590)
Income tax expense	885	40,253	4,839	40,337
Interest expense	689	789	2,860	3,396
Depreciation and amortization	6,276	6,706	24,444	27,636
Stock-based compensation	1,105	(1,260)	6,183	3,240
EBITDAS	(1,958)	3,413	45,334	31,019
Recall expenses included in cost of sales	2,645	-	2,861	(92)
Inventory charge included in cost of sales	-	5,940	-	5,940
Change in fair value of contingent consideration	125	318	(15,261)	948
Acquisition, restructuring and other items, net (1,2)	13,482	3,493	25,510	11,590
Other expense, net	6	309	260	875
Credit card fees	710	689	2,809	2,794
Adjusted EBITDAS	$ 15,010	$ 14,162	$ 61,513	$ 53,074
Per diluted share:				
EBITDAS	$ (0.05)	$ 0.09	$ 1.23	$ 0.85
Adjusted EBITDAS	$ 0.41	$ 0.39	$ 1.66	$ 1.46

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.

(2) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

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Growth *through*

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